File No. 333 _______

As filed with the United States Securities and Exchange Commission on November 12, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEVEN MADDEN, LTD.

(Exact name of Registrant as specified in its charter)

Delaware	13-3588231
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

52-16 Barnett Avenue Long Island City, New York	11104
(Address of principal executive offices)	(Zip Code)

STEVEN MADDEN, LTD. 2019 INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Edward R. Rosenfeld

Chief Executive Officer

Steven Madden, Ltd.

52-16 Barnett Avenue

Long Island City, New York 11104

(718) 446-1800

(Name, address and telephone number of agent for service)

Copy to:

Neda A. Sharifi

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

The purpose of this Registration Statement is to register 8,000,000 additional shares of Common Stock, $0.0001 par value, of Steven Madden, Ltd. (the “Company”) in connection with the Steven Madden, Ltd. 2019 Incentive Compensation Plan (the “Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 relating to the Plan, Registration No. 333-231874, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the Exhibit Index that appears below.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Steven Madden, Ltd. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated May 28, 2024)

3.2	Second Amended and Restated By-Laws of Steven Madden, Ltd., dated as of November 1, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2022)

4.1	Steven Madden, Ltd. 2019 Incentive Compensation Plan as amended May 22, 2024 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 28, 2024).

5*	Opinion of Foley & Lardner LLP.

23.1*	Consent of Ernst & Young, LLP.

23.2*	Consent of Foley & Lardner LLP (contained in Exhibit (5)).

24	Powers of Attorney (contained on the signature page to this Registration Statement).

107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Island City, State of New York on November 12, 2024.

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on or before November 12, 2024. Each person whose signature appears below constitutes and appoints Edward R. Rosenfeld and Zine Mazouzi,, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Edward R. Rosenfeld	Chairman and Chief Executive Officer (Principal executive officer)
Edward R. Rosenfeld

/s/ Zine Mazouzi	Chief Financial Officer
Zine Mazouzi	(Principal financial officer)

/s/ Amelia Newton Varela	President and Director
Amelia Newton Varela

/s/ Peter A. Davis	Director
Peter A. Davis

/s/ Al Ferrara	Director
Al Ferrara

/s/ Rose Peabody Lynch	Director
Rose Peabody Lynch

/s/ Mitchell S. Klipper	Director
Mitchell S. Klipper

/s/ Maria Teresa Kumar	Director
María Teresa Kumar

/s/ Peter Migliorini	Director
Peter Migliorini

/s/ Ravi Sachdev	Director
Ravi Sachdev

/s/ Arian Simone Reed	Director
Arian Simone Reed

/s/ Robert Smith	Director
Robert Smith